AGREEMENT

AGREEMENT, dated as of August 12, 2005 (the “Agreement”), between VENTURES NATIONAL INCORPORATED D/B/A TITAN GENERAL HOLDINGS, INC., a Utah (the "Borrower"), and LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the "Laurus”").

WITNESSETH

WHEREAS, the Borrower has executed and delivered that certain secured revolving note dated November 20, 2003 in favor of Laurus (the “November 2003 Revolving Note”), and the Borrower and Laurus are parties to that certain registration rights agreement dated as of November 20, 2003 (the “November 2003 Registration Rights Agreement”); and

WHEREAS, the Borrower has executed and delivered that certain minimum borrowing note dated November 20, 2003 in favor of Laurus (the “November 2003 MB Note”); and

WHEREAS, the Borrower has executed and delivered that certain convertible term note dated November 20, 2003 in favor of Laurus (the “November 2003 Term Note”); and

WHEREAS, the Borrower has executed and delivered that certain convertible term note dated March 30, 2004 in favor of Laurus (the “March 2004 Term Note”, and together with the November 2003 Revolving Note, the November 2003 MB Note and the November 2003 Term Note, the “Notes”), and the Borrower and Laurus are parties to that certain registration rights agreement dated as of March 30, 2004 (together with the November 2003 Registration Rights Agreement, the “Registration Rights Agreements”); and

WHEREAS, the Borrower has issued certain common stock purchase warrants to Laurus in connection with the November 20, 2003 and March 30, 2004 financings (the “Warrants”); and

WHEREAS, the Borrower intends to acquire all of the outstanding capital stock of Oblio Telecom, Inc., a Delaware corporation (“Oblio”) from Farwell Equity Partners, LLC, its affiliate, in exchange for the issuance of 66,000,000 common shares and upon completion of the acquisition, Borrower will have approximately 101,000,000 common shares outstanding; and

WHEREAS, in connection with the acquisition of Oblio (the “Acquisition”), the Borrower and Laurus wish to enter into certain agreements related to Notes and the Warrants, which agreements shall be negotiated and executed by the parties subsequent to the date of the Acquisition of Oblio (the “Definitive Agreement”);

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
THE AGREEMENTS

Subject to the terms and conditions set forth in this Agreement and subject to the negotiation and execution of the Definitive Agreement, the Borrower and Laurus hereby agree to execute the Definitive Agreement containing the following provisions which shall be effective as of the date of the Oblio Acquisition:

1.1  The Fixed Conversion Price (as defined in the Notes), shall be increased from $0.40 per share to $1.50 per share.

1.2  Until March 1, 2006, Borrower’s prepayment penalties under the Notes shall equal 5% of any principal amount prepaid; after March 1, 2006, Borrower’s prepayment penalties shall equal the amounts called for under the Notes.

1.3  The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, shall be extended until August , 2008.

1.4  The minimum monthly principal payment pursuant to the March 2004 Term Note shall be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment.

1.5  The minimum monthly principal payment pursuant to the November 2003 Term Note shall be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment.

1.6  The Borrower shall be permitted to immediately borrow all funds available pursuant to the loan and security agreement between the Borrower and Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell Equity Partners, LLC, a Delaware limited liability corporation in support of such over-advance facility shall continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full.

1.7  Laurus holds 3,500,000 Warrants of various maturities and conversion prices. All Warrants issued to Laurus prior to the date hereof shall be cancelled and of no further force or effect.

1.8  The Borrower shall issue 2,500,000 shares of its common stock to Laurus (the “Shares”).

1.9  Section 2(b) of the Registration Rights Agreements shall be amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with the Shares, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of the Acquisition of Oblio by the Borrower. Such registration statement shall also be permitted to include: (i) the shares of common stock issuable to the sellers of assets to Oblio from Oblio Telecom, LLP, a Texas limited liability company (the “Sellers”), upon conversion of Oblio series A preferred stock pursuant to Oblio’s Certificate of Designation of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on August , 2005; (ii) 375,000 shares of common stock issued to the Sellers; (iii)1,250,000 shares of common stock issued to CS Equity LLC, and; (iv) 500,000 shares of common stock issued to Kurt Jensen.

ARTICLE 2.
GENERAL PROVISIONS

2.1 Specific Performance. The parties hereto acknowledge and agree that the breach of this Agreement would cause irreparable damage to the non-breaching parties and that the non-breaching parties will not have an adequate remedy at law. Therefore, the obligations of each of the parties under this Agreement, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
2.2 Further Assurances. The parties hereto each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
2.4 Headings. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

2.5 Binding Effect. This Agreement is irrevocable and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

2.6 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

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2

IN WITNESS WHEREOF, each of the Borrower and Laurus has caused this Agreement to be signed in its name this 12th 10th day of August, 2005.

VENTURES NATIONAL INCORPORATED D/B/A TITAN GENERAL HOLDINGS, INC.

By:	/s/
David Marks
Chairman

LAURUS MASTERS FUND, LTD.

By:	/s/
David Grin
Fund Manager